UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2018

CARETRUST REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

001-36181	Maryland	46-3999490
(Commission File Number)	(State of Incorporation)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA		92673
(Address of Principal Executive Offices)		(Zip Code)

(949) 542-3130

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective April 1, 2018, the Board of Directors (the “Board”) of CareTrust REIT, Inc. (the “Company”) amended and restated its Amended and Restated Bylaws (as amended and restated, the “Bylaws”). The Bylaws amended Article XV to provide the Company’s stockholders, to the same extent as the Board, the power to amend the Company’s Bylaws, if such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

The foregoing is a summary of the change effected by the adoption of the Bylaws, which is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of CareTrust REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

Date: April 5, 2018	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary